EXHIBIT 16.1






Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

June 8, 2001

Dear Sir/Madam:

We have read Item 4(a) included in the Form 8-K dated June 4, 2001 of Digital Courier Technologies, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


By: /s/ Arthur Andersen LLP
---------------------------
        Arthur Andersen LLP


cc: Mr. John Hanlon, CFO, Digital Courier Technologies, Inc.


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